Exhibit 10.5

AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT (the “Amendment”) is made effective as of December __, 2017 (the “Effective Date”) by and between Drone Aviation Holding Corp., a Nevada corporation (the “Corporation”) and ________________ (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Corporation and Holder are the parties to that certain Nonqualified Stock Option Agreement for __________ shares of the Corporation’s Common Stock, par value $0.0001 per share that was granted by the Corporation to the Holder on _______, 2017 (the “Option Agreement”); and

B. The Parties desire to amend the Option Agreement, as set forth below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 2 – Exercise Price. The exercise price of the Common Shares covered by this Option shall be $0.50 per share.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Option Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Option Agreement unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Option Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DRONE AVIATION HOLDING CORP.		ACCEPTED AND ACKNOWLEDGED:

By:		By:
	Kendall Carpenter	Name:
EVP and CFO